UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Actinium Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

November [__], 2014

Dear Fellow Stockholders,

We cordially invite you to attend the 2014 annual meeting of our stockholders on December 22, 2014, at 9:30 a.m. Eastern Time, at Sheraton Mahwah Hotel, 1 International Boulevard, Mahwah, New Jersey. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement. Our Annual Report for the year ended December 31, 2014 on Form 10-K will be available through our website at www.actiniumpharmaceuticals.com under the heading “Investor Relations” and the subheading “SEC Filings and Investor Information”. Additionally, a form of proxy card and information on how to vote by mail, through the Internet, by fax or by phone is included herein.

We wish to thank all our shareholders, new and old, for their faith in our ability to deliver results. We are proud of the tremendous progress we have made in 2014 on several major fronts as detailed below. We have made significant strides with IomabTM-B as we transition the product into its upcoming pivotal trial. With respect to Actimab-A, we plan to announce interim results before the shareholder meeting, which will further enhance the Company’s profile in the stock market. We look forward to the future with confidence in our strategy as we progress into 2015. We will strive to deliver sustainable results that will drive growth and generate shareholder value as we continue to drive the business forward in 2015 and beyond.

Key Achievements in 2014

●	Uplisting to NYSE Markets Provides Greater Access to Shareholders and Liquidity
● Addition to the Russell® Indexes and Greater Trading Volume
● Attracted Additional Research Analyst Coverage
●	Strengthened Company Infrastructure with Key Executive Hires
●	Advancement of Iomab™-B towards Phase 3 Clinical Trial
●	Progression of Actimab-A Phase 1/2 Program; Announce Interim Results
●	Strengthened Balance Sheet

Enhanced Stock Market Profile with NYSE Markets Uplisting, Addition to the Russell® Indexes, Greater Trading Volume Coverage and Research Analyst Coverage

We successfully uplisted from the OTC bulletin board to the NYSE-MKT, a national exchange, in March 2014. This action enables a broader base of potential investors to invest in our strong future. We were privileged to join the broad-market Russell 3000® Index as well as the Russell 2000®, Russell Global and Russell Microcap® on June 27, 2014. These exchange and index inclusions coupled with our investor outreach efforts have resulted in an approximate 8x improvement in liquidity (3-month average daily trading volume) since the last shareholder update in December 2013. Additional equity research coverage was initiated by Canaccord Genuity and MLV. The research reports from all three equity analysts are highly favorable and recognize the potential of our Company in the near and longer-term with share price targets in the $16-18 range. We continue to extend our outreach efforts to buy and sell-side research analysts and portfolio managers in both the U.S. and Europe in order to gain greater visibility and research coverage. We believe that our efforts should result in greater liquidity for our existing shareholders as appreciation of Actinium’s prospects with a wider audience takes hold and investor purchases increase.

Further Developed Company Infrastructure with Key Executive Hires and Establishment of a New Operation Site

We have implemented and established the infrastructure necessary to support our development programs and also future commercial supply of the resulting products. We have attracted top caliber, senior executives, each with more than 20-years of experience and prior success in the healthcare industry, which validates our technology platform and core Iomab-B and Actimab-A programs. The team will play a critical role in ensuring that we meet or exceed our objectives across all key areas including Clinical Operations, Regulatory and Quality, Development, Investor and Public Relations, and Business Development. We have also established an operational site in MetroPark, Edison, NJ, which provides access to a larger, highly experienced, talent pool which we can access to support our development and pre-commercialization activities.

Iomab-B on Track to Enter Its Pivotal Trial Next Year

Iomab-B, the Company’s lead product candidate, is on the cusp of entering a Pivotal Phase 3 trial to potentially address the significant unmet medical need for older patients who require less toxic conditioning prior to a bone marrow transplant. We have worked diligently to put in place strong contract manufacturing partners to ensure the highest quality manufacturing, labelling, and distribution of Iomab-B to support both the clinical trial and potential commercialization. The necessary development, scale-up and validation for both the monoclonal antibody itself and the finished Iomab-B drug product are currently at an advanced stage. Although these milestones are not immediately visible to investors, they are critical to the continued advancement of Iomab-B as we move the development program closer to potential commercialization. Therefore, we are making every effort to address all the requirements for not only a successful pivotal clinical study but also to ensure rapid regulatory approval and support full commercial launch. This has been a transition year in which the Actinium team has been focused on getting the commercial manufacturing for both the antibody and the drug product ready to support the commencement of our Phase 3 clinical trial. In 2015, we anticipate being able to provide more specific updates regarding the advancement of the program. Since the last shareholder update, we executed an agreement with ACT Oncology, a full-service, oncology focused, clinical research organization, to help us prepare and execute the Phase 3 clinical trial of Iomab-B. We have started preparations for the trial including initiating clinical center recruiting outreach. We also held a scientific advisory board (SAB) meeting in October to further inform our clinical protocol and get final input on the clinical study.

Actimab-A Development Advancements Supported By ASH Abstract

Actimab-A is in a Phase 1/2 trial as a first line treatment of AML in elderly patients. We continue to march forward with the Actimab-A Phase 1/2 trial and are on target to reveal interim results in November 2014 as part an abstract to be published by the American Society of Hematology (“ASH”), the preeminent scientific society for blood cancer research. This is the fourth clinical trial supporting our HuM 195 alpha program with the first three having demonstrated a clinically relevant pharmacologic response. Given the current trial has several elements that de-risk the trial, we have confidence the current Phase 1/2 trial for Actimab-A can demonstrate effectively that it is a viable drug candidate for the treatment of AML in the elderly In addition, in December, around the time of ASH, we anticipate providing additional information related to this trial. Baylor Charles A. Sammons Cancer Center, one of the largest oncology centers in the nation treating over 55,000 cancer patients every year, and Columbia University Medical Center join several leading U.S. cancer centers which include Memorial Sloan Kettering Cancer Center, MD Anderson Cancer Center, Fred Hutchinson Cancer Research Center, Johns Hopkins University School of Medicine and University of Pennsylvania Health System. The addition of Baylor and other leading cancer centers with which we are in active discussions will support the ongoing enrolment in our Phase 1/2 study. Separately, we recently announced the development of another antibody-actinium-225 labeled construct to support a third clinical program at Memorial Sloan Kettering Cancer Center and will look to advance select additional programs where we already have a significant amount of both clinical and preclinical data. We expect that, in 2015, we will make significant strides in enrolment and anticipate we will be in a position to reveal additional interim results from the Phase 2 portion of our Phase 1/2 study in time for next year’s American Hematology Society annual meeting to be held in December of 2015.

Scientific Developments

Actinium, in conjunction with our collaborators, has maintained a visible presence in the scientific and medical communities as evidenced by the presentations given during the course of this year.

●	ASH 2013 Oral and Poster Abstracts: “Phase I Trial of the Targeted Alpha-Particle Nano-Generator Actinium-225-Lintuzumab (Anti-CD33) In Combination With Low-Dose Cytarabine (LDAC) For Older Patients With Untreated Acute Myeloid Leukemia (AML)”, December 7 2013, New Orleans, Joseph Jurcic, MD, Director of the Hematologic Malignancies Section, New York Presbyterian / Columbia

●	NewYorkBIO-CONference: “Can Older Refractory/Relapsed AML Patients Undergo Successful BMT without Entering CR First?”, May 15 2014, New York, Drs. Jurcic, Giralt, et al

●	American Society of Clinical Oncology (“ASCO”): “Radiopharmaceuticals: Spanning Hematologic Malignancies to Solid Tumors”, June 1 2014, Chicago, Joseph Jurcic, MD, Director of the Hematologic Malignancies Section, New York Presbyterian / Columbia

●	Society of Nuclear Medicine and Molecular Imaging Annual Meeting (“SNMMI”): St. Louis, MO, June 10, 2014,“Ac-225 and Bi-213 Radioimmunoconjugate Therapy of Leukemia”, Joseph Jurcic, MD, Director of the Hematologic Malignancies Section, New York Presbyterian / Columbia

●	Technetium and Other Radiometals in Chemistry and Medicine Annual Conference (“TERACHEM”): “Clinical Studies with Ac-225 and Ra-223 Labeled Radiopharmaceutical Therapeutics”, September 13 2014, Italy, Dr. Steven M. Larson, Head of the Nuclear Medicine Research Laboratory and Chair of Radiology, Memorial Sloan Kettering Cancer Center

●	Cancer Advance Boston: Focus on Innovation: “Combination Therapy: Proposals for Success”, Boston, September 30, 2014, Joseph Jurcic, MD, Director of the Hematologic Malignancies Section, New York Presbyterian / Columbia

●	Key Opinion Leader Event Focused on Emerging Therapies for Acute Myeloid Leukemia, October 21 2014, New York, Joseph Jurcic, MD, Director of the Hematologic Malignancies Section, New York Presbyterian / Columbia

●	EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics: “Targeted Alpha Particle Therapy for Hematologic Malignancies”, Barcelona, November 20, 2014, Joseph Jurcic, MD, Director of the Hematologic Malignancies Section, New York Presbyterian / Columbia

Financial Condition

During the first nine months of 2014, we strengthened our cash position in preparation of moving Iomab-B into Phase 3 and the advancement of our Actimab-A phase 1/2 development program. Year to date, we raised approximately $17.0 million in total proceed which includes the successful completion of an underwritten secondary offering in June of 2014 which provided us $13.7 million. We believe this is sufficient additional capital to continue to meet our major near-term milestones.

2014 Outlook

We have an ambitious agenda that we are working steadily to achieve in order to advance our development programs and to create value for our shareholders. The Actinium team will diligently to move Iomab-B and Actimab-A as quickly as possible through the clinic while prudently managing development and operating costs. We are very excited and encouraged with our progress to date.

Actinium’s major objectives for 2015 are to:

●	File an IND for Iomab-B and Initiate a pivotal Phase 3 study for Iomab-B,

●	Continue enrolment in the Actimab-A Phase 1/2 study and evaluate interim results as we progress the trial to completion,

●	Evaluate the seven physician sponsored trials for Iomab-B and assess the potential for additional indications appropriate for company sponsored trials for Iomab-B,

●	Actively explore strategic licensing and collaborations as appropriate,

●	Further expand the business, technical and clinical development teams to scale with expanded operating plan for 2015 and beyond.

As we enter 2015, we are a stronger company with the foundation to support future growth opportunities. Moving forward, our primary focus will be on the successful development of Iomab-B. In addition, we plan to form alliances with potential development and commercialization partners for Actimab-A that will accelerate our time to market and extend our geographic reach in global markets outside the United States. We also plan to seek opportunities to expand our product pipeline beyond AML and evaluate licensing and acquisition opportunities involving innovative clinical stage or marketed drug candidates that address unmet medical needs, offer excellent market potential and provide synergies with our business model with a specific interest in oncology, especially bone marrow transplant.

As demonstrated above, we have been extremely busy this year executing our business plan for both the near-term and longer-term. In the near-term, we expect to release interim results on the Actimab-A trial as part of an abstract which will be published in November as part of the ASH annual meeting and plan to provide more information on the clinical trial around the time of the ASH annual meeting in December. In addition, we remain on track to commence the Phase 3 Iomab-B trial in the first half of 2015. Longer-term, we expect to deliver on our primary objectives of bringing Iomab-B to market in 2017 and establishing the clinical validity of Actimab-A, as we seek to build an advanced, world-class oncology company that can address challenges of many types of cancer. We are confident our technologies can provide us with many potentially first-in-class drugs to address unmet medical needs.

Our team wishes to thank our shareholders for their support in Actinium this year. As can be clearly seen from the highlights of our achievements listed above, we have made great progress since our shareholder update in December 2013. However, we are acutely aware that delivering on our primary objectives of bringing Iomab-B to market in 2017 and establishing the clinical validity of Actimab-A for the treatment of Acute Myeloid Leukemia (AML), requires us to meet nearer-term milestones on time. I assure you that our entire team is energized and completely focused on meeting our corporate objectives.

We hope that you will be supportive of our goals to continue on your behalf to provide breakthrough cancer therapies for unmet medical needs and in the process enhance value to the company and its shareholders. Please send in your completed proxy form as soon as possible as indicated in the proxy materials. We hope we will see many of you at the Shareholder Meeting.

On behalf of everyone at Actinium Pharmaceuticals, I would like to reiterate our appreciation to our stockholders for their support and continued confidence. The coming year will be a very important year for Actinium and we look forward to serving you.

Sincerely,

/S/ Kaushik J. Dave

Kaushik J. Dave, Ph.D., MBA

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 22, 2014

To the stockholders of Actinium Pharmaceuticals, Inc.,

You are cordially invited to attend the 2014 annual meeting of Stockholders of Actinium Pharmaceuticals, Inc. to be held at the Sheraton Mahwah Hotel, 1 International Boulevard, Mahwah, New Jersey  on December 22, 2014 at 9:30 a.m. Eastern Standard Time. At the annual meeting you will be asked to vote on the following matters:

●	Proposal 1: To elect David Nicholson and Richard Steinhart as Class I directors to serve for a one-year term that expires at the 2015 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal; and

●	Proposal 2: To ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm; and
●

Proposal 3: To approve an amendment to our Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 375,000,000 shares, of which 300,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share, shall be authorized; and

●	Proposal 4: To approve an amendment to our Certificate of Incorporation to update the staggered board provisions of our charter; and
●	To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote at the annual meeting “FOR” Proposals 1, 2, 3 and 4. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board of Directors fixed the close of business on November 3, 2014 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in New York, New York, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, dating, and returning your completed proxy card or vote by mail, over the Internet, by fax or by phone by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Sandesh Seth
New York, NY	Executive Chairman
November [__], 2014

TABLE OF CONTENTS

Page
General	1
Questions and Answers	1
Who Can Help Answer Your Questions?	6
Corporate Governance	7
Board Committees	10
Director Compensation	11
Audit Committee Report	11
Executive Officers and Key Employees	13
Executive Compensation	15
Principal Stockholders	20
Certain Relationships and Related Transactions	22
Proposal 1 - Election of Directors	24
Proposal 2 – Ratification of the Appointment of GBH CPAs, PC	26
Proposal 3- Approval of an amendment to our Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 375,000,000 shares, of which 300,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share, shall be authorized	27
Proposal 4: To approve an amendment to our Certificate of Incorporation to update the staggered board provisions of our charter.	29
Other Matters	31
Annual Report on Form 10-K	31
Householding of Proxy Materials	31
Proposals of Stockholders	32
Where You Can Find More Information	32

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Actinium Pharmaceuticals, Inc. for use at our annual meeting of stockholders to be held the Sheraton Mahwah Hotel, 1 International Boulevard, Mahwah, New Jersey on December 22, 2014 at 9:30 a.m. Eastern Standard Time. Voting materials, including this proxy statement and proxy card, are expected to be first delivered to all or our stockholders on or about November [__], 2014.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

●	To elect David Nicholson and Richard Steinhart as Class I directors to serve for a one-year term that expires at the 2015 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal;

●	To ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm;

●

To approve an amendment to our Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 375,000,000 shares, of which 300,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share, shall be authorized;

●	To approve an amendment to our Certificate of Incorporation to update the classified board provisions of our charter; and

●	such other matters as may properly come before the annual meeting or any adjournments thereof.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote “FOR” each of the nominees to the Board of Directors, “FOR ” the proposal ratifying the appointment of GBH CPAs, PC, “FOR” the approval an amendment to our Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 375,000,000 shares, of which 300,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share, shall be authorized, and “FOR” the approval of an amendment to our Certificate of Incorporation in order to update the staggered board provisions of our charter.

1

How do I vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card applicable to your class of stock, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for or withheld for the nominee for director; and should be voted for, against or abstained with respect to the ratification of the appointment of the Company’s independent registered public accounts. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our transfer agent, Action Stock Transfer Corporation, or you have stock certificates registered in your name, you may submit a proxy to vote:

●	By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

●	By mail. If you received one or more proxy cards by mail, you can vote by mail by completing, signing, dating and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

●	In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. You are required to register in advance of the annual meeting if you plan to attend the annual meeting in person. If you wish to register in advance of the annual meeting, please contact our investor relations office by no later than December XX, 2014, by e-mail to esmith@actiniumpharma.com, fax at (732) 243-9499, mail to Actinium Pharmaceuticals, Inc., 546 5th Avenue, 14th Floor, New York, New York 10036 or telephone at (646) 459-4201.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., E.D.T, on December 21, 2014.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

●	By mail. You should receive instructions from the record holder explaining how to vote your shares.

●	In person at the meeting. Contact the broker, bank or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker, bank or other nominee.

2

What happens if additional matters are presented at the annual meeting?

Other than the election of directors, the amendment and restatement to the Amended and Restated 2013 Stock Plan, the amendment and restatement to the Amended and Restated 2013 Equity Incentive Plan, and the ratification of the appointment of our auditor, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Kaushik Dave, Ph.D., our CEO, President and corporate secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters and as the proxy holder may determine in her discretion with respect to any other matters properly presented for a vote before the annual meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters.  For example, Proposal 4 - ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm is commonly considered as a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to Proposal 4. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.”  When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 - the election of David Nicholson and Richard Steinhart as members to our Board of Directors, Proposal 2 - the amendment and restatement to the Amended and Restated 2013 Stock Plan, Proposal 3 – the amendment and restatement to the Amended and Restated 2013 Stock Incentive Plan, and d Proposal 4 – the amendment to the certificate of incorporation to increase the authorized shares of the company. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

On November 3, 2013, the Record Date for determining which stockholders are entitled to vote, there were _______________ shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. A majority of our outstanding common shares as of the Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by fax, by phone or by using the Internet.

3

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet (only your latest Internet proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

●	as necessary to meet applicable legal requirements;

●	to allow for the tabulation of votes and certification of the vote; and

●	to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card will be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our Inspector of Elections and reported in a Current Report on Form 8-K which we will file with the SEC within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Actinium Pharmaceuticals, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Actinium Pharmaceuticals, Inc.

Attention: Evan Smith, Vice President Investor Relations and Finance

546 5th Avenue, 14th Floor

New York, New York 10036

Tel: 646-459-4201

Fax: 732-243-9499

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

4

How can I obtain a copy of Actinium Pharmaceuticals, Inc.’s 2013 Annual Report on Form 10-K?

This proxy statement and our 2013 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com.  To view these materials, please have your 12-digit control number(s) available that appears on your Notice or proxy card.  On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2013 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings and Investor Information” section of the “Investors” section of our website at www.actiniumpharma.com.  You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Actinium Pharmaceuticals, Inc., 546 5th Ave, 14th Floor, New York, NY 10036, attention: Secretary.

What is the voting requirement to approve the proposals?

In the election of directors, the two people nominated will be elected if there is a quorum and the votes cast “FOR” the director exceeds those cast against the director. The proposal to ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.The proposal to amend the charter to increase the authorized shares of the company will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The proposal to approve an amendment to our Certificate of Incorporation to set forth a staggered board will be approved if there is a quorum and the votes cast “FOR” the proposal reaches the majority of the outstanding voting power.

Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to our shareholders with any of the proposals described above to be brought before the annual meeting of shareholders.

How can I communicate with the non-employee directors on the Actinium Pharmaceuticals, Inc. Board of Directors?

The Board of Directors encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our Chairman of the Board. Stockholders can send communications by mail to:

Sandesh Seth, Chairman of the Board and Executive Chairman (“Executive Chairman”)

Actinium Pharmaceuticals, Inc.

546 5th Avenue, 14th floor

New York, New York 10036

5

Correspondence received that is addressed to the non-employee directors will be reviewed by our Executive Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our chairman, deals with the functions of the Board of Directors or committees thereof or that our chairman otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing, calling or emailing us at:

Evan Smith

Vice President Investor Relations and Finance

Actinium Pharmaceuticals, Inc.

546 Fifth Avenue, 14th Floor

New York, NY 10036

Email: esmith@actiniumpharma.com

Tel: 646-459-4201

Fax: 732-243-9499

6

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, the Executive Chairman, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Election of Directors – Proposal No. 1” on page 24.

Term of Office

Our directors are divided into three classes, designated Class I, Class II and Class III.  Class I shall consists of two directors, Class II shall consist of two directors, and Class III shall consist of the chief executive officer.

The term of each director is set forth below or until their successors are duly elected:

Director	Class	Term (from 2013 Annual Meeting)
Kaushik Dave	Class III	36 months
David Nicholson	Class I	12 months
Sandesh Seth	Class II	24 months
Sergio Traversa	Class II	24 months
Richard Steinhart	Class I	12 months

Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his or her retirement, death, resignation or removal. In order to implement a staggered board of directors, Class I shall serve a 12 month term from the date of the 2013 Annual Shareholders Meeting (December 2013); Class II shall serve a 24 month term from the date of the 2013 Annual Shareholders Meeting; and Class III shall serve a 36 month term from the date the date of the 2013 Annual Shareholders Meeting. Directors elected at each annual meeting commencing in 2014 shall be elected for a 3 year term.

Director Independence

We use the definition of “independence” of the NYSE MKT to make this determination. We are listed on the NYSE MKT under the symbol “ATNM”. NYSE MKT corporate governance rule Sec. 803(A)(2) provides that an “independent director” means a person other than an executive officer or employee of the company. No director qualifies as independent unless the issuer's board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following is a non-exclusive list of persons who shall not be considered independent under NYSE MKT rules:

●	a director who is, or during the past three years was, employed by the company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

●	a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i) compensation for board or board committee service,

(ii) compensation paid to an immediate family member who is an employee (other than an executive officer) of the company,

(iii) compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or

(iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

●	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

●	a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

●	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer's executive officers serve on the compensation committee of such other entity; or

●	a director who is, or has an immediate family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years.

7

Since our common stock is listed on the NYSE MKT exchange, we are required to meet the exchanges independence requirements. Under the above-mentioned NYSE MKT director independence rules, David Nicholson, Richard Steinhart and Sergio Traversa are the only independent directors of the Company.

Executive Chairman

On August 12, 2014, our Board created the office of Executive Chairman of the Company and appointed Sandesh Seth, our Chairman of the Board, as Executive Chairman of our Company.

As Executive Chairman of our Company, Mr. Seth acts as an officer and consultant and, as such, performs his duties subject in all instances to the oversight of our board of directors and the power of our board of directors to approve all applicable corporation actions (which powers shall not be vested in the office of Executive Chairman). The Executive Chairman is not an “executive officer” (as defined in SEC Rule 3b-7) of our Company as the role of the Executive Chairman by design is not an officer who performs a policy making function for our Company. Rather, the Executive Chairman serves as a conduit between our board and our executive management team and is available to act as an advisor and consultant to our executive management team, who are responsible for development and implementation of our corporate policies under the supervision of our board of directors.

Subject to such other roles, duties and projects as may (consistent with the terms and provisions of our Amended and Restated Bylaws and the resolutions of our board that formed the office of Executive Chairman) be assigned by our board to the Executive Chairman, the primary responsibilities of the Executive Chairman are as follows:

i) Chair annual and special board meetings and annual stockholder meetings and, subject to availability, attend meetings of the committees of the board;

ii) Provide overall board leadership and establish guiding principles for the board;

iii) Manage the affairs of the board and facilitate board action in such a way that strategic and policy decisions are fully discussed, debated and decided by the board;

iv) In cooperation with the President and Chief Executive Officer, and other Company Officers as appropriate or selected by the Executive Chairman/Board, ensure that our strategic orientation is defined and communicated to the board for its approval and that all material issues are dealt with by the board in a timely manner;

v) Ensure that the board has efficient communication channels regarding all material issues concerning the business and see to it that directors are informed about these issues;

vi) Act as a representative of the board and consult with board members outside the regularly scheduled meetings of the board and of board committees;

vii) Meet and confer as often as required with our President and Chief Executive Officer and executive management to ensure that there is efficient communication between the Executive Chairman, the President and Chief Executive Officer, other executive management and board members;

viii) Offer advice and consultation to the President and Chief Executive Officer and executive management on the overall management of the business and affairs of our company as well as specific matters upon the request of the President and Chief Executive Officer and or the board;

ix) In consultation and partnership with the President and Chief Executive Officer, the Executive Chairman may act as our representative with business partners of our company; and

x) At the request of the board or the President and Chief Executive Officer the Executive Chairman may be placed in charge of special corporate strategic initiatives or projects.

Board Leadership Structure

Our Board has a policy that calls for the role of Chairman of the Board and Chief Executive Officer (CEO) to be separate, as it believes that the most effective leadership structure for us at this time is not to have these roles combined.  Dr. Kaushik J. Dave serves as our President and Chief Executive Officer and Sandesh Seth is our Chairman of the Board who serves as the Executive Chairman.  We believe this structure of having a separate CEO and Chairman provides proper oversight of our operations.

8

Board of Directors Meetings and Attendance

During the fiscal year 2013, the Board of Directors held 35 meetings. Each member of our Board was present at eighty-five (85%) percent or more of the Board meetings held. No actions were approved by unanimous written consent. It is our policy that directors should make every effort to attend the annual meeting of stockholders, and each of our directors. Sandesh Seth, Kaushik Dave, David Nicholson, Richard Steinhart and Sergio Traversa, attended the annual meeting of stockholders in 2013.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Business Conduct and Ethics is available on the Investor section of our website at www.actiniumpharma.com . We will post on our website any amendment to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers.

Complaints Regarding Accounting Matters

The Audit Committee has established procedures for:

●	the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and

●	the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Communications with Directors

The Board of Directors has approved procedures for stockholders to send communications to individual directors or the non-employee directors as a group. Written correspondence should be addressed to the director or directors in care of Sandesh Seth, Chairman of the Board of Actinium Pharmaceuticals, Inc., 546 5th Avenue, 14th Floor, New York, NY 10036. Correspondence received that is addressed to the non-employee directors will be reviewed by our corporate secretary or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, deals with the functions of the Board of Directors or committees thereof or that the corporate secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Actinium Pharmaceuticals, Inc. that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence. You may also contact individual directors by calling our principal executive offices at (646) 459-4201.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

Compliance With Section 16(a) of the Exchange Act

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, except for Kaushik Dave and Dragan Cicic, we believe that as of the date of this Report, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements.

9

BOARD COMMITTEES

Our board of directors has formed two standing committees: audit and compensation. Actions taken by our committees are reported to the full board. Each of our committees has a charter and each charter is posted on our website.

Audit Committee	Compensation Committee
Richard I. Steinhart*	Dr. David Nicholson*
Dr. David Nicholson	Sandesh Seth
Richard I. Steinhart

* Indicates committee chair

Audit Committee

Our audit committee, which currently consists of two directors, provides assistance to our board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the company. Our audit committee employs an independent registered public accounting firm to audit the financial statements of the company and perform other assigned duties. Further, our audit committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of our internal controls. In discharging its responsibilities, our audit committee may rely on the reports, findings and representations of the company’s auditors, legal counsel, and responsible officers. Our board has determined that all members of the audit committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE MKT.  The Board has determined that Mr. Steinhart is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee

Our compensation committee, which currently consists of three directors, establishes executive compensation policies consistent with the company’s objectives and stockholder interests. Our compensation committee also reviews the performance of our executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our compensation committee generally is responsible for:

●	establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our directors, executive officers and other employees;

●	overseeing our compensation plans, including the establishment of performance goals under the company’s incentive compensation arrangements and the review of performance against those goals in determining incentive award payouts;

●	overseeing our executive employment contracts, special retirement benefits, severance, change in control arrangements and/or similar plans;

●	acting as administrator of any company stock option plans; and

●	overseeing the outside consultant, if any, engaged by the compensation committee.

Our compensation committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The compensation committee also periodically reports to the board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the compensation committee deems it appropriate, recommends changes to our director compensation practices to our board for approval.

Outside consulting firms retained by our compensation committee and management also will, if requested, provide assistance to the compensation committee in making its compensation-related decisions.

10

DIRECTOR COMPENSATION

Historically non-management Directors of the Company do not receive any cash compensation. Commencing October 1, 2012, non-management Directors of Actinium Corporation (and now the Company) began to receive a quarterly cash retainer of $7,500 per calendar quarter for their service on the Board of Directors. They also receive reimbursement for out-of-pocket expenses and certain directors have received stock option and restricted grants for shares of Company Common Stock as described below.

The following table sets forth the compensation of our directors for the 2013 fiscal year:

Name(1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total

David Nicholson	$30,000	10,000	-	-	$30,000
Sandesh Seth	$30,000	10,000	-	-	$30,000
Richard Steinhart	$4,484	-	49,950	-	$4,484
Sergio Traversa	$30,000	10,000	20,000	-	$30,000

David Nicholson, Sandesh Seth and Sergio Traversa were each granted 10,000 shares restricted stock on August 8, 2013. Sergio Traversa was granted 20,000 options on August 8, 2013 with an exercise price of $3.60 per share. Richard Steinhart was granted 49,950 options on December 16, 2013 with an exercise price of $6.70 per share. As compensation for Mr. Seth’s service as Executive Chairman which was effective August 12, 2014, he will receive cash compensation equal to the Chief Executive Officer but will not receive board compensation and committee fees. Mr. Seth was also awarded 280,000 options on September 23, 2014 at an exercise price of $6.13 per share subject to normal vesting provisions under the ESOP plan.

Under the terms of our Director Compensation Program, the non-employee members of our Board of Directors are paid a fixed annual fee of $30,000 payable in four quarterly payments.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities relating to our corporate accounting and reporting practices toward assurance of the quality and integrity of our consolidated financial statements. The purpose of the Audit Committee is to serve as an independent and objective party to monitor our financial reporting process and internal control system; oversee, review and appraise the audit activities of our independent registered public accounting firm and internal auditing function, maintain complete, objective and open communication between the Board of Directors, the independent accountants, financial management and the internal audit function.

Our independent registered public accounting firm reports directly to the Audit Committee and the Audit Committee is solely responsible to appoint or replace our independent registered public accounting firm and to assure its independence and to provide oversight and supervision thereof. The Audit Committee determines compensation of the independent registered public accounting firm and has established a policy for approval of non-audit related engagements awarded to the independent registered public accounting firm. Such engagements must not impair the independence of the registered public accounting firm with respect to our company as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Audit Committee. The Audit Committee determines the extent of funding that we must provide to the Audit Committee to carry out its duties and has determined that such amounts were sufficient in 2013.

With respect to the fiscal year ended December 31, 2013, in addition to its other work, the Audit Committee:

●	Reviewed and discussed with management our audited consolidated financial statements as of December 31, 2013 and for the year then ended; and

●	Discussed with GBH CPAs, PC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements.

11

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the 2013 audited consolidated financial statements in the 2013 Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Audit Committee of the Board of Directors of Actinium Pharmaceuticals, Inc.

Richard Steinhart, Chairman David Nicholson

Information About Auditors

The Audit Committee of the Board of Directors appointed GBH CPAs, PC as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for the 2013 fiscal year and to report on our consolidated balance sheets, statements of income and other related statements.  GBH CPAs, PC has served as our independent registered public accounting firm since December 2012. The Audit Committee Charter includes the procedures for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the Board of Directors approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee. The audit and audit-related fees paid to the auditors with respect to the 2012 fiscal year were pre-approved by the Audit Committee of the Board of Directors.

Fees and Services

The aggregate fees billed for the fiscal years ended December 31, 2013 and 2012 for professional services rendered by the principal accountant for the audit of its annual financial statements included in Form 10-K (“Audit Fees”), (2) tax compliance, advice, and planning (“Tax Fees”), and (iv) other products or services provided (“Other Fees”):

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit Fees	$109,487	$92,445
Tax Fees	-	-
All Other Fees	-	-
Total	$109,487	$92,445

For the year ended December 31, 2013, $84,287 of the audit fees was related to the annual audits and quarterly reviews of the Company’s financial statements as well as the Form 10-K and 10-Qs and $25,200 was related to the review of Form S-1 and others. For the year ended December 31, 2012, $79,420 of the audit fees was related to the annual audits and quarterly reviews of  the Company’s financial statements as well as the Form 10-K and 10-Qs and $13,025 was related to the review of Form S-1 and others.

Audit Fees – This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with engagements for those years and services that are normally provided by our independent registered public accounting firm in connection with statutory audits and SEC regulatory filings or engagements.

12

Tax Fees – This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees – This category consists of fees for attending annual stockholder meeting.

Pre-Approval Policies and Procedure for Audit and Permitted Non-Audit Services

The Audit Committee has developed policies and procedures regarding the approval of all non-audit services that are to be rendered by our independent registered public accounting firm, as permitted under applicable laws and the corresponding fees for such services. In situations where the full Audit Committee is unavailable to pre-approve any permitted non-audit services to be rendered by our independent registered public accounting firm: (i) our Chief Executive Officer will evaluate the proposed engagement to confirm that the engagement is not prohibited by any applicable rules of the SEC, applicable quotation service or exchange, (ii) following such confirmation by the Chief Executive Officer , the Chairperson of the Audit Committee will determine whether we should engage our independent registered public accounting firm for such permitted non-audit services and, if so, negotiate the terms of the engagement with our independent registered public accounting firm and (iii) the Chairperson of the Audit Committee will report to the full Audit Committee at its next regularly scheduled meeting about any engagements of our independent registered public accounting firm for permitted non-audit services that have been approved by the Chairperson. Alternatively, after confirmation by the Chief Executive Officer, the full committee may pre-approve engagements of our independent registered public accounting firm at Audit Committee meetings.

All audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm in the 2013 fiscal year were approved by our Audit Committee. Consistent with these policies and procedures, all future audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm will be approved by the Chairperson of the Audit Committee and ratified by the Audit Committee or approved by the full Audit Committee.

DIRECTORS AND EXECUTIVE OFFICERS

Directors And Executive Officers

The names, positions and ages of our directors and executive officers as of November 1, 2014, are as follows:

Name	Age	Position
Sandesh Seth, MS, MBA	50	Executive Chairman

Kaushik J. Dave, PhD, MBA	53	President, Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

Dragan Cicic, MD	51	Chief Operating Officer and Chief Medical Officer

David Nicholson, PhD	59	Director

Richard I. Steinhart	57	Director

Sergio Traversa, MBA	53	Director

Subject to the classified board provisions of our charter, all directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Pursuant to the Company’s charter, Mr. Traversa and Mr. Seth were appointed as directors of the Company by the former Series E preferred stock holders of Actinium Corporation. During 2011, Actinium Corporation raised $6.2 million through an offering of 23,697,119 shares (pre-Actinium Share Exchange) of the 2011 Series E preferred shares and 5,924,285 warrants (pre-Actinium share exchange). In January 2012, the Actinium Corporation raised $0.8 million through its final offering of the 2011 Series E preferred shares.

There are no other arrangements or understanding between any of our directors and any other persons pursuant to which they were selected as a director.

Background of Executive Officers and Directors

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Sandesh Seth, MS, MBA, Director

Mr. Sandesh Seth has been our Director since March 2012, our Chairman of the Board since October 2013, and Executive Chairman since August 2014.  Mr. Seth is also affiliated with Laidlaw & Co. (UK) Ltd., a healthcare focused, investment banking and wealth management firm with $2.5 billion in assets where he is Head of Healthcare Investment Banking. Mr. Seth is the Lead Director of Relmada Therapeutics, Inc., a publicly listed, specialty pharmaceuticals company focused on pain therapeutics.

13

Mr. Seth has 20+ years of experience in investment banking (Cowen & Co.), equity research (Bear Stearns, Commonwealth Associates) and in the pharma industry (Pfizer, Warner-Lambert, SmithKline in strategic planning, business development and R&D project management). Mr. Seth has an MBA in Finance from New York University; an M.S. in the Pharmaceutical Sciences from the University of Oklahoma Health Center and a B.Sc. in Chemistry from Bombay University. He has published several scientific articles and was awarded the University Regents Award for Research Excellence at the University of Oklahoma. Mr. Seth was designated as Regulatory Affairs Certified (R.A.C.) by the Regulatory Affairs Professionals Society which signifies proficiency with U.S. FDA regulations.

That Mr. Seth has served in various business executive-level positions over the course of his career, has significant investment banking experience, has developed significant management and leadership skills and is well accustomed to interfacing with investors, analysts, auditors, C-level executives, and outside advisors, led us to conclude that Mr. Seth should serve as a director.

Kaushik J. Dave, PhD, MBA, President, Chief Executive Officer, Interim Chief Financial Officer and Director

Dr. Kaushik J. Dave has been our President, Chief Executive Officer and Director since September 2013, and our Interim Chief Financial Officer since February 2014. From March 2008 to September 2013, Dr. Dave was the Executive Vice President of Product Development for Antares Pharmaceuticals Inc. (Antares). As part of the core management team at Antares, he was instrumental in setting strategy, vision, product portfolio development and business development. Dr. Dave led the clinical and regulatory approval of Anturol™ and was also a key contributor to the change in company vision to combination products using Antares’ medical device technology which resulted in a robust pipeline that included development and New Drug Application submission for Otrexup, which was approved on October 14, 2013. From January 2001 to June 2006, Dr. Dave was Vice President Product Development at Palatin Technologies Inc. where he obtained approval of NeutroSpecTM (a radiopharmaceutical monoclonal antibody product). From January 1997 to December 2000, Dr. Dave was employed at Schering-Plough Inc. and Merck & Co. Inc., responsible for steering the development of several pharmaceutical product development programs. Dr. Dave received his pharmacy degree from the University of Bath, UK and a Ph.D. in Pharmaceutical Chemistry from the University of Kansas. Dr. Dave also received an MBA from the Wharton School of the University of Pennsylvania.

As President and Chief Executive Officer of the Company, Dr. Dave is the most senior executive of the Company and as such provides our Board of Directors with the greatest insight into the Company’s business and the challenges and material risks it faces. Dr. Dave has more than 23 years of healthcare industry experience and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Dr. Dave should serve as President, Chief Executive Officer and Director of the Company.

Dragan Cicic, MD, MBA, Chief Operating Officer and Chief Medical Officer

Dragan Cicic is the Chief Operating Officer and Chief Medical Officer of the Company. He joined the Company in 2005 and previously held the position of the CEO and prior to that of the Medical Director at Actinium. Dr. Cicic joined Actinium from the position of Project Director of QED Technologies Inc., a life sciences strategic consulting and transactional group focused on emerging biotech, pharmaceuticals and medical devices companies. Dr. Cicic prepared business and strategic plans on behalf of those clients and assisted them in raising funding. He also represented corporate and private investors in identifying acquisition and/or investment targets and negotiating, structuring and consummating deals. Prior to joining QED Technologies, Dr. Cicic was an investment banker with SG Cowen Securities.

Dr. Cicic graduated as a Medical Doctor from the School of Medicine at The Belgrade University, and received his MBA from the Wharton School of The University of Pennsylvania. He was also a Nieman Fellow at Harvard University.

C. David Nicholson, BS, PhD, Director

C. David Nicholson has been a Director of the Company since 2008. In August 2014, Mr. Nicholson joined Actavis plc and Forest Laboratories, Inc. as Senior Vice President, Actavis Global Brands R&D. From March 2012 to August 2014, Mr. Nicholson was on the Executive Committee of Bayer CropScience as Head of Research & Development responsible for the integration of the company’s R&D activities into one global organization. Dr. Nicholson graduated in pharmacology, earning his B.Sc. from the University of Manchester (1975) and his Ph.D. from the University of Wales (1980). Between 1978 and 1988, Dr. Nicholson worked in the pharmaceutical industry for the British company Beecham-Wülfing in Gronau, Germany. The main emphasis of his activities as group leader in a multidisciplinary project group was the development of cardiovascular drugs.

From 1988-2007, Dr, Nicholson held various positions of increasing seniority in the UK, the Netherlands and the USA with Organon a Business Unit of Akzo Nobel. Ultimately, he became Executive Vice President, Research & Development, and member of the Organon Executive Management Committee. He implemented change programs, leading to maximizing effectiveness in research & development, ensuring customer focus and the establishment of a competitive pipeline of innovative drugs. In 2007, Dr. Nicholson transferred to Schering-Plough, Kenilworth, New Jersey as Senior Vice President, responsible for Global Project Management and Drug Safety. From 2009 to December 2011, he was Vice President Licensing and Knowledge Management at Merck in Rahway, New Jersey, reporting to the President of Merck R&D. As an integration team member, David Nicholson played a role in the strategic mergers of Organon BioSciences, the human and animal health business of Dutch chemical giant Akzo-Nobel, and Schering-Plough in 2007 as well as of Schering-Plough and Merck in 2009.

That Dr. Nicholson brings over 25 years of pharmaceutical experience to our Board, having served in various pharmaceutical research and development executive-level positions over the course of his career, and that Dr. Nicholson has developed significant management and leadership skills relating to the pharmaceutical industry. and is well accustomed to interfacing with investors, analysts, auditors, outside advisors and governmental officials, led us to conclude that Dr. Nicholson should serve as a director.

14

Richard I. Steinhart, Director

Richard I. Steinhart has served as our Director and Chairman of the Audit Committee since November 2013.  Mr. Steinhart is also a member of our Compensation Committee. Since January 2014 Mr. Steinhart has been a financial and strategic consultant to the biotechnology and medical device industries. From April 2006 through December 2013, Mr. Steinhart was employed by MELA Sciences, Inc., as their Vice President, Finance and Chief Financial Officer, Treasurer and Secretary. In April 2012, Mr. Steinhart received a promotion to Sr. Vice President, Finance and CFO. From May 1992 until joining the Company Mr. Steinhart was a Managing Director of Forest Street Capital/SAE Ventures, a boutique investment banking, venture capital, and management consulting firm focused on healthcare and technology companies. Prior to Forest Street Capital/SAE Ventures, he was Vice President and Chief Financial Officer of Emisphere Technologies, Inc. Mr. Steinhart’s other experience includes seven years at CW Group, Inc., a venture capital firm focused on medical technology and biopharmaceutical companies, where he was a General Partner and Chief Financial Officer. Mr. Steinhart began his career at Price Waterhouse, now known as PricewaterhouseCoopers. He holds B.B.A. and M.B.A degrees from Pace University and is a Certified Public Accountant (inactive).

That Mr. Steinhart brings over 25 years of financial experience to our Board, having served in various financial executive-level positions over the course of his career, and that Mr. Steinhart is a certified public accountant led us to conclude that Mr. Steinhart should serve as a director and chair the audit committee.

Sergio Traversa, Director

Mr. Traversa has been a Director of the Company since August, 2012.  Mr. Traversa is also the Chief Executive Officer and a director of Relmada Therapeutics Inc.  Previously, he was the co-founder and CEO of Medeor Inc. a spinoff pharmaceutical company from Cornell University.  Mr. Traversa has over 25 years of experience in the healthcare sector in the United States and Europe, ranging from management positions in the pharmaceutical industry to investing and strategic advisory roles. He has held financial analyst, portfolio management and strategic advisory positions at large United States investment firms specializing in healthcare, including Mehta and Isaly and Mehta partners, ING Barings, Merlin BioMed and Rx Capital. Mr. Traversa was a founding partner of Ardana Capital, a pharmaceutical and biotechnology investment advisory firm. In Europe, he held the position of Area Manager for Southern Europe (Italy, Spain, Greece and Portugal) of Therakos Inc., a cancer and immunology division of Johnson & Johnson. Prior to Therakos, Dr. Traversa was at Eli Lilly, where he served as Marketing Manager of the Hospital Business Unit. He was also a member of the CNS team at Eli Lilly, where he participated in the launch of Prozac and the early development of Zyprexa and Cymbalta. Mr. Traversa started his career as a sales representative at Farmitalia Carlo Erba, the largest pharmaceutical company in Italy later sold to Pharmacia and now part of Pfizer. Mr. Traversa holds a Laurea degree in Pharmacy from the University of Turin (Italy) and an MBA in Finance and International Business from the New York University Leonard Stern School of Business.

Mr. Traversa is a senior executive in the pharmaceutical industry and as such provides our Board of Directors with great insight into the Company’s business and the challenges and material risks it faces. That Mr. Traversa has more than 25 years of healthcare and financial industry experience in the United States and Europe and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Mr. Traversa should serve as a director.

EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The Board of Directors administers the compensation program for the executive officers. The Compensation Committee is responsible for reviewing and recommending our compensation and employee benefit policies to the Board for its approval and implementation. The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Compensation Committee and the Board of Directors review and act upon proposals by non-interested management to determine the compensation to other executive officers. The Compensation Committee, among other things, reviews and recommends to the Board of Directors employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards.

The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives.  The compensation of the named executive officers consists of base salary, discretionary bonus, and equity in the Company.

15

Chief Executive Officer’s Compensation

Effective September 16, 2013, the Company and Dr. Kaushik J. Dave entered into an agreement (the “Employment Agreement”), to employ Dr. Dave as the Company’s Chief Executive Officer.  Dr. Dave shall have such responsibilities, duties and authority as are assigned to him by the Board, or its designee.  These responsibilities shall include implementation of the overall direction of the Company as set by the Board, including, planning, corporate policies, research and development, staffing, finance and operations.  Dr. Dave shall perform such other duties and shall have authority consistent with his position as may be from time to time specified by the Board and subject to the discretion of the Board.  Dr. Dave reports directly to the Board. Dr. Dave also agreed to devote his best efforts and substantially all of his business time to advance the interests of the Company and to discharge adequately his duties under the Employment Agreement.  Dr. Dave may hold up to two board seats on for-profit and not-for-profit boards that do not represent a conflict with the Company and subject to Board approval after review of the time commitment involved.

Pursuant to the Employment Agreement, Dr. Dave is entitled to the following compensation and benefits:

●	A base salary at an annual rate of $350,000.

Upon the six month anniversary of the start date, the Board will review Dr. Dave’s base salary with the help of an independent compensation consultant to adjust the base salary to be competitively aligned to a range between the 25th (twenty-fifth) and 75th (seventy-fifth) percentile of the relevant market data of CEO positions of similarly situated publicly traded Biotech companies. The Board shall review the amount of the base salary and performance bonus, and shall determine the appropriate adjustments to each component of Dr. Dave’s compensation within 60 days of the start of each calendar year.

●	Dr. Dave shall be entitled to participate in an executive bonus program, which shall be established by the Board pursuant to which the Board shall award bonuses to Dr. Dave, based upon the achievement of written individual and corporate objectives such as the Board shall determine. Upon the attainment of such performance objectives, Dr. Dave shall be entitled to a cash bonus in an amount to be determined by the Board with a target of forty percent (40%) of the base salary. At least thirty (30) days before each subsequent calendar year, the Board shall establish written individual and corporate performance objectives for such calendar year and the amount of the performance bonus payable upon the attainment of such objectives. Within sixty (60) days after the end of each calendar year, the Board shall determine the amount of any performance bonus payable thereunder. Any such performance bonus shall be due and payable within ninety (90) days after the end of the calendar year to which it relates.

16

●

The Board has agreed to grant to Dr. Dave an option to purchase common shares of the Company and restricted stock (the “Grant”).  The Grant will consist of (A) an option grant to purchase 675,000 common shares of the Company; (B) 125,000 shares of restricted and (C) 100,000 shares of restricted stock as a sign-on bonus of which fifty percent will vest at the one year anniversary of the start date upon starting work.  An additional twenty-five percent each will vest at eighteen months and twenty-four months after the start date.

Stock Options.  Such options will have an exercise price equal to the prior day closing price of the Company’s common stock which is equal to fair market value as determined by the Board on the date of the grant (the “Grant date”).  The Grant Date shall occur no later than 90 days from the start date.

Restricted Stock Grant (excluding the sign-on bonus).  One third (33.33%) of the restricted stock was granted at the closing of the Company’s private placement in January 2014, and shall vest per the vesting schedule below.  The remaining two thirds (66.66%) of the restricted stock shall be granted upon the treatment of the first patient in 2014 for the Iomab™-B trial and subject to the vesting schedule below.

Vesting Schedule. Twenty-eight percent (28%) of the initial options or restricted stock granted shall vest twelve months after the date of grant and two percent (2%) of the remainder shall vest each month thereafter until fully vested. Such additional options or restricted stock will have an exercise price per share which is equal to fair market value as determined by the Board on the date of the grant. Two percent (2%) of such additional options or stock shall vest each month thereafter until fully vested. The term of all options granted under this Agreement will be for 10 years from the date of grant, subject to Dr. Dave’s continuing service with the Company.

●	Dr. Dave is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.
●	The employment agreement also contains a non-solicitation provision that provides that during the term of employment and for a period of 24 months following the cessation of employment with the company you Dr. Dave shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity

Advice of Compensation Consultant

In June 2013, the Compensation Committee engaged Parthenon Associates, LLC, a compensation consultant, to advise us on the compensation provided to our Chief Executive Officer, Dr. Dave, and determine what actions, if any, were appropriate regarding future executive compensation arrangements.

In developing their assessment, the consultant considered pay practices of companies in similar industries and of similar size. Taking into consideration the results of the analysis in the compensation report, the Compensation Committee recommended to the Board that the target compensation to Dr. Dave should generally be positioned at the median of comparably sized companies in similar industries. The consultant further recommended components and terms of each components of Dr. Dave’s future compensation. Based on the analysis and recommendations, the Compensation Committee adopted and approved Dr. Dave’s Employment Agreement as described above under “Chief Executive Officer’s Compensation”.

17

Other Agreements

On January 2, 2006, Actinium Corporation entered into an employment agreement with Dragan Cicic, as our, Chief Operating Officer and Chief Medical Officer. The term of the employment agreement is one year; provided that the term shall be automatically extended for successive one year periods thereafter, unless, no later than 60 days prior to the expiration of any successive one-year renewal term, either party thereto provides the other party written notice of its desire not to extend the term.  Actinium agreed to pay a base salary of $144,758 per annum during the term with an annual percentage increase of not less than an amount equal to the aggregate preceding 12 months annual percentage increase of the U.S. Department of Labor Consumer Price Index for All Urban Consumers (CPI-U) for the New York area.  Dr. Cicic is also entitled to participate in any incentive compensation or bonus program which is instituted or maintained for company executives generally during the term of the agreement. In August 2014, the Company increased Dr. Cicic’s base salary to $275,000 per year.

Severance Agreement

On February 28, 2013, the Company entered into a Separation and Settlement Agreement with the Company’s former Chief Executive Officer (the “Separation Agreement”). The material terms of the Separation Agreement are included in a Form 8-K filed by the Company with the SEC on February 28, 2013.

Agreement with former Director.

On May 31, 2013, Dr. Rosemary Mazanet resigned as a director of the Company and Actinium Corporation, a subsidiary of the Company, to pursue other opportunities.  Dr. Mazanet’s decision to resign from the board of directors of the Company was not based upon any disagreement with the Company on any matter relating to the Company’s operations, policies or practices as contemplated by Item 5.02(a) of Form 8-K.  The material terms of an agreement entered into with Dr. Mazanet is included in a Form 8-K filed by the Company with the SEC on May 31, 2013.

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011 by our Chief Executive Officer and the two next most highly compensated executive officers.

Name/Position	Year	Salary		Bonus		Option Awards		All Other Compensation		Total
Kaushik J. Dave, President and CEO (3)	2013 2012 2011		$112,134 - -	$ $ $	- - -		$32,830 - -	$	- - -		$114,964 - -

Jack Talley, former CEO, resigned on February 28, 2013	2013 2012 2011		$367,692 250,000 -	$ $ $	- - -	$	- 58,412 -	$	- - -		$367,692 308,412 -

Dragan Cicic, COO	2013 2012 2011		$220,450 190,658 190,658	$ $ $	75,000 - 50,000		$58,426 9,717	$	- - -		$295,450 249,084 250,375

Enza Guagenti, former CFO, resigned on March 9, 2013	2013 2012 2011		$41,486 90,000 -	$ $ $	- - -		$1,180 3,394 -	$	- - -		$42,666 93,394 -

Diane Button, CEO, CFO (1)	2013 2012 2011	$ $ $	- - -	$ $ $	- - -	$ $ $	- - -	$ $ $	- - -	$ $ $	- - -

(1)   Ms. Diane Button resigned as the Company’s CEO and CFO on December 28, 2012.

(2)   Dr. Cicic’s options awards were determined by taking into consideration the following factors: (i) Dr Cicic’s responsibilities at the Company; (ii) his performance historically and as an incentive for future efforts; (iii) compensation data taken from peer group companies (newly public biotech firms); and (iv) the level of his past awards.

(3)   Dr. Kaushik J. Dave became the Company’s President and CEO on September 16, 2013.

As an “emerging growth company” we will not be required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

18

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of November 1, 2014 for (a) the executive officers named in the Summary Compensation Table on page 21 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock or Preferred Stock, relying solely upon the amounts and percentages disclosed in their public filings.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of Common Stock that may be acquired by an individual or group within 60 days of November 1, 2014 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of stock shown to be beneficially owned by them based on information provided to us by these stockholders.

Percentage of ownership of Common Stock is based on 29,997,609 shares of Common Stock outstanding as of November 1, 2014.

Unless otherwise indicated, the principal address of each of the persons below is c/o Actinium Pharmaceuticals, Inc., 546 Fifth Avenue, 14th floor, New York, NY 10036.

Executive Officers and Directors	Number of Shares of Common Stock and Preferred Stock Beneficially Owned		Percentage of Ownership(a)

Kaushik Dave, PhD	189,000	(1)	*	%
Dragan Cicic, MD	349,517	(2)	1.2%
David Nicholson, PhD	57,942	(3)	*	%
Sandesh Seth	185,343	(4)	*	%
Richard I. Steinhart	13,986	(5)	*	%
Sergio Traversa, Pharm. D.	31,176	(6)	*	%

All Directors and Officers as a Group (4 persons)	665,597		2.2%
All other 5% holders
Actinium Holdings Ltd. (7) c/o Sterling Management Limited P.O. Box HM 1029 Hamilton HM CX	5,702,387		19%

* less than 1%

(a)	Based on 30,005,507 shares of Common Stock outstanding as of October 31, 2014, and includes 400,000 shares of common stock of the Company that remained outstanding after the closing of the Share Exchange.

(1) Options to purchase an aggregate of 675,000 shares of Common Stock of the Company at an exercise price of $6.70 per share. All shares are subject to vesting. 189,000 shares of Common Stock will have vested within 60 days of November 1, 2014. Includes 41,663 shares of common stock.

(2) Options granted to purchase an aggregate of 333,000 shares of Common Stock of the Company at an exercise price of $0.784 per share, options to purchase an aggregate of 99,900 shares of Common Stock of the Company at an exercise price of $1.50 per share, options to purchase an aggregate of 81,784 shares of Common Stock of the Company at an exercise price of $1.35 per share and options to purchase an aggregate of 31,500 shares of Common Stock of the Company at an exercise price of $5.55 per share. All shares are subject to vesting. 349,517 shares of Common Stock will have vested within 60 days of November 1, 2014.

(3) Options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $0.784 per share and options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $1.50 per share.  All shares are subject to vesting. 57,492 shares of Common Stock will have vested within 60 days of November 1, 2014.

19

(4) Warrants to purchase an aggregate of 64,747 shares of Common Stock of the Company at an exercise price of $0.784 per share, exercisable on a cashless basis and warrants to purchase an aggregate of 99,617 of Common Stock of the Company at an exercise price of $0.784 per share, exercisable on a cashless basis issued to Amrosan, LLC, a partnership in which the majority member interest is owned by the family of Mr. Seth. Excludes warrants to purchase an aggregate of 375,556 shares of Common Stock of the Company at par value per share, exercisable on a cashless basis issued to Amrosan, LLC as the warrants are not exercisable upon less than 90 days notice. The holder may waive the 90 day exercise notice requirement by giving 65 days prior notice of such waiver. Excludes 353,023 warrants issued to Carnegie Hill Asset Partners and irrevocable trust linked to Mr. Seth’s family and 721,068 warrants issued to Bioche Asset Management, LLC, a partnership in which the majority member interest is owned by the family of Mr. Seth whose terms are the same as those issued to Amrosan LLC. Also excludes warrants held by the Placement Agent or its affiliates in connection with the offering of common stock and Series A and Series B warrants that closed on December 19, 2012 (the “2012 Offering”), the Bridge Notes Financing, the Series E financing and by designees of Jamess Capital Group, LLC in connection with the Share Exchange. Also includes options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $1.50 per share and options to purchase an aggregate of 280,000 shares of Common Stock of the Company at an exercise price of $6.13 per share. All shares are subject to vesting.  23,976 shares of Common Stock will have vested within 60 days of November 1, 2014.

(5) Options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $6.70 per share which 13,986 will have vested within 60 days of November 1, 2014.

(6) Options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $1.50 per share.  Options to purchase an aggregate of 20,000 shares of Common Stock of the Company at an exercise price of $3.60 per share.  31,176 shares of Common Stock will have vested within 60 days of November 1, 2014.

(7) Actinium Holdings Ltd., a Bermuda corporation (“AHL”), has entered the Share Exchange and a related Lock-up Agreement and is the record holder of the number of shares of Common Stock of the Company listed opposite its name.  Michael Sheffrey has sole voting and investment power over the securities beneficially owned by Actinium Holdings Ltd.   AHL is wholly owned by AHLB Holdings, LLC (“AHLB”), which in turn, is wholly owned by MSKCC.   AHL, AHLB and MSKCC may be deemed to share investment and voting power and beneficial ownership of such shares. Investment power with respect to such shares is limited by AHL’s agreement not to transfer its shares of Common Stock, subject to exceptions for certain related-party transfers, transfers to trusts and other private transfers, until, in general, the earlier of (i) December 28, 2013 (the first anniversary of the closing of the Share Exchange); or (ii) six (6) months following the effective date of the Registration Statement of which this prospectus is a part.   AHL is entitled to certain demand and “piggyback” registration rights with respect to its shares of Common Stock.  The shares to be registered by AHL will, however, in certain circumstances, be subject to “cutback” (or reduction of the number of shares includible in an underwritten registration) prior to the “cutback” of the shares being registered on behalf of investors in certain recent private placements of the Company.

20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following sets forth a summary of transactions, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On January 18, 2001, Actinium Corporation entered into a Clinical Trial Agreement with MSKCC and Sloan-Kettering Institute of Cancer Research (SKI), an entity related to MSKCC. Through an indirect subsidiary, Actinium Holdings Ltd. (AHL), MSKCC has been a principal stockholder of the Company since April 2010. The agreement provided for the conduct by SKI/MSKCC of Phase 1/2 clinical trials of the use of 213Bi-Hu195and cytarabine for the treatment of acute myeloid leukemia and for Actinium Corporation’s partial sponsorship of the study in exchange for access to data resulting from the study. Actinium Corporation was obligated to pay SKI (a) $10,000 for each completed case report on a completed subject, and (b) $2,500 for each case report on an incomplete subject. The trial enrolled 31 patients, was completed in 2007 and all the money due to MSKCC and SKI were paid in full.

On February 11, 2002, Actinium Corporation entered into a License, Development and Commercialization Agreement with SKI (the “License Agreement”).  The agreement was amended in August 2006.  Pursuant to the agreement, Actinium Corporation licenses certain intellectual property from SKI, including critical patents with respect to Actinium Corporation’s core technology, and also supports ongoing research and clinical development of Actinium Corporation related drug candidates.  Certain amounts due under this agreement were deferred and then forgiven under the forbearance-related arrangements described below.  On June 19, 2011, Actinium Corporation nonetheless agreed to pay SKI (a) $50,000 in 2011, (b) $200,000 in 2012 and (c) $250,000 in 2013 under this agreement, in respect of the $50,000 annual maintenance fees and research payments.

On February 25, 2006, Actinium Corporation entered into a Clinical Trial Agreement with MSKCC and SKI.   The agreement provides for the conduct by SKI/MSKCC of a Phase I clinical trials of the use of Actinium 225-HuM195 for the treatment of advanced myeloid malignancy and for Actinium Corporation’s partial sponsorship of the study in exchange for access to data resulting from the study.  Actinium Corporation is obligated to pay SKI (a) $10,000 for each completed case report on a completed subject, and (b) $2,500 for each case report on an incomplete subject. As of December 21, 2012, 18 subjects had been enrolled in this study, and the parties intend to attempt to enroll and additional 3 subjects. The maximum compensation for which Actinium Corporation is responsible for under the agreement is $328,000.  This trial has been completed in 2013.

In April 2010, SKI agreed, on behalf of itself and its related or affiliated entities, including MSKCC, to forbear from collecting or otherwise enforcing Actinium Corporation’s then outstanding obligations to those entities and similar obligations arising during a defined forbearance period.  The initial outstanding obligations consisted of approximately $260,000 due under Actinium Corporation’s license and clinical trials agreements with those entities. In June 2011, SKI agreed to forgive all current and future obligations subject to the forbearance in order to facilitate Actinium Corporation’s financing efforts.  The forbearance period terminated on October 30, 2011, when the Company satisfied a financing condition to the termination of the forbearance period by raising in excess of $3,000.000 in new equity financing.  The total amount forgiven was approximately $360,000.

MSKCC agreed, subject to certain conditions, to utilize funds for certain clinical and preclinical programs and activities related to Actinium Corporation’s drug development and clinical study programs, including the payment of certain costs and expenses that would otherwise have been borne by Actinium Corporation. During 2012 and 2013, the Company received $0.2 million and $0, respectively.

From July through October 2011, AHL agreed, in connection with Actinium Corporation’s Stock offering, to waive its rights to anti-dilution adjustments in respect of its outstanding stock and its preemptive rights to purchase the Company’s stock from the Stock Offering.  AHL also agreed to the restructuring of its registration rights in favor of the private placement purchasers, the amendment of the stockholders agreement of Actinium Corporation (to permit, among other transactions, the share exchange) and the relinquishment of its rights to Board representation, although one director originally nominated by AHL continued to serve.  Actinium agreed (i) not to reduce the indemnification, advancement of expenses and similar rights of present and former directors and officers of Actinium Corporation, (ii) until April 30, 2016 to maintain directors’ and officers’ liability insurance at least in the same manner and to the same extent as then in effect, and (iii) following any merger, asset transfer and certain other transactions to provide for the parity of such directors and officers in respect of indemnification, advancement of expenses and D&O liability insurance with such rights applicable to the non-continuing directors following such transactions.

On March 27, 2012, Actinium Corporation entered into an additional clinical trial agreement with Memorial Sloan-Kettering Cancer Center with respect to conducting a Phase 1/2 trial of combination therapy of low dose cytarabine and fractionated dose of Lintuzumab-Ac225.  Actinium Corporation will pay $31,185 for each patient that has completed the clinical trial.  Upon execution of the agreement, Actinium Corporation was required to pay a start-up fee of $79,623, which was paid on July 10, 2012. The total number of patients anticipated to be enrolled at MSKCC in this trial is 15.

On September 4, 2013, the Company entered into a letter agreement with SKI to set forth the amount that the Company owes SKI for the period from 2011 to 2014 under the License Agreement.  The total amount that the Company owes SKI for the period of 2011 to 2014 is $815,100 plus all relevant licensed intellectual property related pass through costs to be determined.  The amount owed does not include amounts the Company may owe for patent expenses under the License Agreement (as defined above).   As of December 31, 2013, amount owed under this letter agreement for 2014 annual maintenance fee and 2014 research funding was $300,000 plus pass through costs.

21

AHL has agreed not to transfer its shares of Common Stock, subject to exceptions for certain related-party transfers, transfers to trusts and other private transfers, until, in general, the earlier of (i) December 28, 2013 (the first anniversary of the closing date of the Share Exchange); or (ii) six (6) months following the effective date of the Registration Statement of which this prospectus is a part.   AHL will be entitled to certain demand and “piggyback” registration rights with respect to the shares of Common Stock that it may acquire.  The shares to be registered by AHL will, however, in certain circumstances, be subject to “cutback” (or reduction of the number of shares includible in an underwritten registration) prior to the “cutback” of the shares being registered on behalf of investors in certain recent private placements.

On January 1, 2012, Actinium Corporation entered into a Consulting Services Agreement with Dr. Rosemary Mazanet, a former director of Cactus.  Pursuant to the agreement, Dr. Mazanet provided, among other things, consulting services in the areas of implementation of the Actimab™-A trial including all aspects of study initiation until first patient in at each clinical site.  Dr. Mazanet received compensation of $100,000 per year.  Since January 1, 2011, Dr. Mazanet has received options to purchase 225,000 shares of common stock of Actinium. Dr. Mazanet resigned as a director of the Company on May 31, 2013.

On August 7, 2012, Actinium Corporation entered into an engagement agreement with Laidlaw & Company (UK) Ltd. (the “Placement Agent”) for the 2012 Offering, of which Mr. Seth, a director of the Company, is Head of Healthcare Investment Banking. Pursuant to the agreement, the Placement Agent was engaged as the exclusive agent for the 2012 Offering. None of the Company’s current officers or directors had a prior relationship or affiliation with the Company prior to the closing of the Share Exchange. In consideration for its services, the Placement Agent received (a) a cash fee equal to 10% of the gross proceeds raised in the 2012 Offering, (b) a non-accountable expense reimbursement equal to 2% of the gross proceeds raised in the 2012 Offering, and (c) reimbursement of $100,000 for legal expenses incurred by the Placement Agent. The Placement Agent or its designees also received warrants to purchase shares of the Company’s Common Stock in an amount equal to 10% of the shares of Common Stock issued as part of the Units sold in the 2012 Offering and the shares of Common Stock issuable upon exercise of the B Warrants included in such Units. The Placement Agent will also receive 5% solicitation fee for any Warrants exercised as a result of being called for redemption by the Company. Upon the final closing of the 2012 Offering the Placement Agent was engaged by the Company to provide certain financial advisory services to the Company for a period of at least 6 months for a monthly fee of $25,000. This financial advisory servises terminated in March 2013.  The agreement also provided that (i) if the Company consummates any merger, acquisition, business combination or other transaction (other than the Share Exchange) with any party introduced to it by the Placement Agent, the Placement Agent would receive a fee equal to 10% of the aggregate consideration in such transactions, and (ii) if, within a period of 12 months after termination of the advisory services described above, the Company requires a financing or similar advisory transaction the Placement Agent will have the right to act as the Company’s financial advisor and investment banker in such financing or transaction pursuant to a set fee schedule set forth in the August 7, 2012 engagement agreement. For a period ending one year after the expiration of all lock-up agreements entered into in connection with the Share Exchange, any change in the size of the Company board of directors must be approved by the Placement Agent. The Placement Agent also was engaged by Actinium Corporation as placement agent for its Stock Offering and notes financing in 2011 and, as a part of the fee for that engagement, designees of the Placement Agent also hold warrants to purchase 1,245,226 shares of the Company’s Common Stock.

On May 9, 2011, Actinium Corporation entered into a transaction management agreement with Jamess Capital Group, LLC. (formerly known as Amerasia Capital Group, LLC), a consulting firm affiliated with Mr. Sandesh Seth, a Director of the Company.  Mr. Seth is a Managing Partner of the consulting firm some of whose member interests are held by entities owned by officers and employees of the Placement Agent.  None of the Company’s current officers or directors had a prior relationship or affiliation with the Company prior to the closing of the Share Exchange.  Pursuant to the agreement, the management firm was engaged to provide consulting services to Actinium Corporation related to the consummation of a going public transaction for Actinium.  The management firm received a monthly fee of $12,500 which is terminable by the Company three months after the effective date of the going public transaction and designees of Jamess, including entities affiliated with Mr. Seth, were issued warrants to purchase common stock equal to 10% of the fully-diluted capital stock of the Company as of the effective date of the going public transaction. The fully diluted shares for this calculation included all issued and outstanding shares as well as those reserved under the Employee Stock Option Plan.  Jamess Capital Group does not retain beneficial ownership of the warrants as they were issued to designess of the members in amounts which do not qualify either Jamess or the warrant holders for inclusion in the beneficial ownership table.  The warrants contain a provision wherein the holder may waive the 90 day exercise notice requirement by giving 65 days prior notice of such waiver.  The shares available by exercise of this Warrant are also restricted and may not be sold or otherwise transferred until the earlier of twelve months from December 28, 2012, the closing date of the Share Exchange; or for six months after the Registration Statement of which this prospectus is a party declared effective. The consulting firm is also eligible to be reimbursed upon the submission of proper documentation for ordinary and necessary out-of-pocket expenses not to exceed $5,000 per month.  The transaction management agreement was terminated on March 31, 2013.

On December 9, 2013, the Company entered into an engagement agreement with Laidlaw & Company (UK) Ltd. (the “Placement Agent”) for the December 2013 Offering, of which Mr. Seth, a director of the Company, is Head of Healthcare Investment Banking. Pursuant to the agreement, the Placement Agent was engaged as the exclusive agent for the December 2013 Offering.  In consideration for its services, the Placement Agent received (a) a cash fee equal to 10% of the gross proceeds raised in the December 2013 Offering, and (b) a non-accountable expense reimbursement equal to 2% of the gross proceeds raised in the December 2013 Offering,. The Placement Agent or its designees have also received warrants to purchase shares of the Company’s Common Stock in an amount equal to 10% of the shares of Common Stock issued as part of the Units sold in the December 2013 Offering and the shares of Common Stock issuable upon exercise of the common stock warrants included in such Units. The Placement Agent will also receive the same fee and expense schedule for any cash exercise of Warrants within 6 months of the final closing of the December 2013 Offering and a 5% solicitation fee for any Warrants exercised as a result of being called for redemption by the Company. Upon the final closing of the December 2013 Offering the Placement Agent has been engaged by the Company to provide certain financial advisory services to the Company for a period of 6 months, unless extended by mutual consent between the Company and the Placement Agent. for a monthly fee of $25,000. The agreement also provides that (i) if the Company consummates any merger, acquisition, business combination or other transaction (other than the Share Exchange) with any party introduced to it by the Placement Agent, the Placement Agent would receive a fee equal to 10% of the aggregate consideration in such transactions, and (ii) if, within a period of 12 months after termination of the advisory services described above, the Company requires a financing or similar advisory transaction the Placement Agent will have the right to act as the Company’s financial advisor and investment banker in such financing or transaction pursuant to a set fee schedule set forth in the December 9, 2013 engagement agreement. The agreement was terminated in June 2014.

22

On July 10, 2014 the Company completed a public offering that totaled 1,827,123 common shares, representing gross proceeds of approximately $13.7 million and a net amount of approximately $12.6 million after deducting the underwriting discount and the other offering expenses. Canaccord Genuity Inc. acted as sole book-running manager for the offering, Laidlaw & Company (UK) Ltd. acted as lead manager and MLV & Co. acted as co-manager. The offering was made pursuant to a shelf registration statement (File No. 333-194768) previously filed with and declared effective by the U.S. Securities and Exchange Commission.

Non-Competition Agreements

Our executive officers have signed non-competition agreements, which provide that all inventions become the immediate property of API and require invention assignments. The agreements provide that the executive officers will hold proprietary information in the strictest confidence and not use the confidential information for any purpose not expressly authorized by us.

23

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

The Company’s Certificate of Incorporation (the “Charter”) established a classified Board of Directors with three classes of directors. Currently there are five directors divided into three classes designated Class I, Class II, and Class III. The term of office for each Class I director expires at the 2014 Annual Meeting; the term of office for each Class II director expires at the 2015 annual meeting of shareholders; and the term of office for each Class III director expires at the 2016 annual meeting of shareholders. Pursuant to the Charter, the only directors due for election at the 2014 Annual meeting are David Nicholson (Class I) and Richard Steinhart (Class I).

The Board of Directors proposes the election of the following two individuals to serve on its Board of Directors for a term that continues pursuant to the director terms outlined below or until their successors are duly elected. These nominees include current board members Messrs. Nicholson and Steinhart. In the event one or more of the nominees is unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

The following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individual named as proxy on the enclosed proxy card will vote the shares that he represents for the election of such other persons as the Board of Directors may recommend.

The Board of Directors is responsible for supervision of the overall affairs of the company. Following the annual meeting, the Board of Directors will consist of five directors. Subject to the approval of proposal 5, the term of each director is set forth below or until their successors are duly elected:

Director	Class	Term (from 2014 Annual Meeting)
Kaushik Dave	Class III	24 months
David Nicholson	Class I	36 months
Sandesh Seth	Class II	12 months
Sergio Traversa	Class II	12 months
Richard Steinhart	Class I	36 months

Directors elected at each annual meeting commencing in 2014 shall be elected for a 3 year term. The names of the nominees for our Board of Directors and information about them are set forth below. There are no family relationships between any of the executive officers and directors.

24

C. David Nicholson, BS, PhD, Director

C. David Nicholson, age 58, is a Director of the Company and

C. David Nicholson, age 58, has been a Director of the Company since 2008. In August 2014, Mr. Nicholson joined Actavis plc and Forest Laboratories, Inc. as Senior Vice President, Actavis Global Brands R&D. From March 2012 to August 2014, Mr. Nicholson was on the Executive Committee of Bayer CropScience on March 5, 2012 as Head of Research & Development responsible for the integration of the company’s R&D activities into one global organization. Dr. Nicholson graduated in pharmacology, earning his B.Sc. from the University of Manchester (1975) and his Ph.D. from the University of Wales (1980). Between 1978 and 1988, Dr. Nicholson worked in the pharmaceutical industry for the British company Beecham-Wülfing in Gronau, Germany. The main emphasis of his activities as group leader in a multidisciplinary project group was the development of cardiovascular drugs.

From 1988-2007, Dr, Nicholson held various positions of increasing seniority in the UK, the Netherlands and the USA with Organon a Business Unit of Akzo Nobel. Ultimately he became Executive Vice President, Research & Development, and member of the Organon Executive Management Committee. He implemented change programs, leading to maximizing effectiveness in research & development, ensuring customer focus and the establishment of a competitive pipeline of innovative drugs. In 2007, Dr. Nicholson transferred to Schering-Plough, Kenilworth, New Jersey, USA, as Senior Vice President, responsible for Global Project Management and Drug Safety. From 2009 to December 2011, he was Vice President Licensing and Knowledge Management at Merck in Rahway, New Jersey, USA, reporting to the President of Merck R&D. As an integration team member, David Nicholson played a role in the strategic mergers of Organon BioSciences, the human and animal health business of Dutch chemical giant Akzo-Nobel, and Schering-Plough in 2007 as well as of Schering-Plough and Merck in 2009. C. David Nicholson is presently on the Board of multiple biotechnology companies, including Actinium Pharmaceuticals, Inc.

That Mr. Nicholson brings over 25 years of pharmaceutical experience to our Board, Having served in various pharmaceutical research and development executive-level positions over the course of his career, and that Mr. Nicholson has developed significant management and leadership skills relating to the pharmaceutical industry.  and is well accustomed to interfacing with  investors, analysts, auditors, outside advisors and governmental officials, led us to conclude that Mr. Nicholson should serve as a director.

Richard I. Steinhart, Director

Richard I. Steinhart, age 57, has served as our Director and Chairman of the Audit Committee since November 2013.  Mr. Steinhart is also a member of our Compensation Committee. Since January 2014 Mr. Steinhart has been a financial and strategic consultant to the biotechnology and medical device industries. From April 2006 through December 2013, Mr. Steinhart was employed by MELA Sciences, Inc., as their Vice President, Finance and Chief Financial Officer, Treasurer and Secretary. In April 2012, Mr. Steinhart received a promotion to Sr. Vice President, Finance and CFO. From May 1992 until joining the Company Mr. Steinhart was a Managing Director of Forest Street Capital/SAE Ventures, a boutique investment banking, venture capital, and management consulting firm focused on healthcare and technology companies. Prior to Forest Street Capital/SAE Ventures, he was Vice President and Chief Financial Officer of Emisphere Technologies, Inc. Mr. Steinhart’s other experience includes seven years at CW Group, Inc., a venture capital firm focused on medical technology and biopharmaceutical companies, where he was a General Partner and Chief Financial Officer. Mr. Steinhart began his career at Price Waterhouse, now known as PricewaterhouseCoopers. He holds B.B.A. and M.B.A degrees from Pace University and is a Certified Public Accountant (inactive).

That Mr. Steinhart brings over 25 years of financial experience to our Board, having served in various financial executive-level positions over the course of his career, and that Mr. Steinhart is a certified public accountant led us to conclude that Mr. Steinhart should serve as a director and chair the audit committee.

In addition to the each of the individual skills and background described above, the Board of Directors also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Vote Required

In the election of directors, the two persons nominated will be elected if there is a quorum and the votes cast “FOR” the director exceeds those cast against the director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

25

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GBH CPAs, PC

The audit committee has appointed GBH CPAs, PC as our independent registered public accounting firm to audit the consolidated financial statements of Actinium Pharmaceuticals, Inc. and its subsidiaries for the fiscal year ending December 31, 2014. Representatives of GBH CPAs, PC will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.  Although stockholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of GBH CPAs, PC to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the audit committee will reconsider the selection, although the audit committee will not be required to select a different independent auditor for our company.

Vote Required

The ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF GBH CPAs, PC AS THE INDEPENDENT

REGISTERED ACCOUNTING FIRM OF ACTINIUM PHARMACEUTICALS, INC.

26

PROPOSAL 3

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE TO 375,000,000 SHARES, OF WHICH 300,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, AND 75,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $0.001 PER SHARE, SHALL BE AUTHORIZED

Shareholders are being asked to approve an amendment to the Company’s Certificate of Incorporation (the “Certificate”) to (i) increase the number of authorized shares of Company common stock from two hundred million shares (200,000,000) to three hundred million shares (300,000,000) and (ii) increase the number of authorized shares of Company preferred stock from fifty million shares (50,000,000) to seventy five million shares (75,000,000). At its meeting held on October 17, 2014, the Board of Directors approved this amendment, subject to shareholder approval, and directed that this amendment be submitted to a vote of the Company’s shareholders at this Annual Meeting of Shareholders. The Board has determined that this amendment is in the best interests of the Company and its shareholders and recommends approval by the shareholders.

The Certificate currently authorizes the issuance of (i) up to 200,000,000 shares of Company common stock, each with a par value of $0.001 per share, and (ii) up to 50,000,000 shares of Company preferred stock, each with a par value of $0.001 per share. As of the close of business on November __, 2014, __________ shares of common stock were outstanding and no shares of preferred stock were outstanding. In addition, as of the close of business on November __, 2014, the Company had ________ shares of common stock subject to outstanding stock options and __________ shares reserved for issuance pursuant to future grants under the Company’s current stock incentive plans. The Company also had __________ shares reserved subject to the exercise of outstanding warrants. This means that as of November __, 2014, the Company had just ___________ shares of common stock available for corporate purposes, including, among other things, the issuance shares for potential financings.

Purpose of Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock and preferred stock in order to give the Company greater flexibility in considering and planning for future potential business needs.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of common stock resulting from the proposed increase in authorized shares. The additional shares of common stock will be available for issuance by the Board for various corporate purposes, including but not limited to, stock splits, stock dividends, grants under employee stock plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, as well as other general corporate transactions.

Having this additional authorized common stock available for future use will allow the Company to issue additional shares of common stock without the expense and delay of arranging a special meeting of shareholders.

Possible Effects of the Amendment and Additional Anti-takeover Consideration

If the amendment to the Certificate is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further shareholder approval, except as may be required by law. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. There are currently no shares of preferred stock outstanding.  The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders. Shares of common stock issued otherwise than for a stock split may decrease existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing shareholders and have a negative effect on the market price of the common stock. Current shareholders have no preemptive or similar rights.

The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value or that they will not adversely affect the Company’s business or the trading price of our stock.

27

The Company has not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

If the Company’s shareholders approve the increase in the number of authorized shares of common stock to 375,000,000, the Board will have authority to file with the Secretary of State of Delaware an amendment to the Company’s Certificate to designate an additional 100,000,000 shares of common stock and 25,000,00 shares of preferred stock. Upon approval and following such filing with the Secretary of State of the State of Delaware, the amendment will become effective on the date it is filed. The amendment proposed by the Company to the Article FOURTH of our Certificate is attached to this proxy statement as Appendix A.

Neither Delaware law, the Company’s Certificate, nor the Company’s by-laws provides for appraisal or other similar rights for dissenting shareholders in connection with this proposal. Accordingly, the Company’s shareholders will have no right to dissent and obtain payment for their shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

28

PROPOSAL 4

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO UPDATE THE STAGGERED BOARD PROVISIONS OF OUR CHARTER.

Shareholders are being asked to approve an amendment to the Company’s Certificate of Incorporation (the “Certificate”) to update the classified board provisions contained in Article TENTH(b). Article TENTH(b) currently reads as follows:

“Term.  The directors shall initially be divided into three classes, designated Class I, Class II, and Class III.  Class I shall consist of two directors, Class II Shall consist of two directors, and Class III shall consist of the chief executive officer.  Each such director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected.  Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal.  In order to implement a staggered Board of directors, Class I shall serve a twelve (12) month term from the date of the 2013 annual shareholders meeting; Class II shall serve a twenty four (24) month term from the date of the 2013 annual shareholders meeting; and Class III shall serve a thirty-six (36) month term from the 2013 annual shareholders meeting.  Directors elected at each annual meeting commencing in 2014 shall be elected for a 3 year term as specified above.”

The Board recommends that Article TENTH(b) of the Certificate be amended to read as follows:

“Term.  The directors shall be divided into three classes, designated Class I, Class II, and Class III.  Class I shall consist of up to three directors, Class II Shall consist of up to three directors, and Class III shall consist of up to three directors.  Each such director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected.  Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal.  No class shall have no more than one director than any other class and each class shall be approximately the same size. For example, if there are seven (7) directors, Class I may have 2 directors, Class II may have 2 directors, and Class III may have three directors. In order to implement a staggered Board of directors, Class I shall serve a twelve (12) month term from the date of the 2013 annual shareholders meeting; Class II shall serve a twenty four (24) month term from the date of the 2013 annual shareholders meeting; and Class III shall serve a thirty-six (36) month term from the 2013 annual shareholders meeting.  Directors elected at each annual meeting commencing in 2014 shall be elected for a 3 year term as specified above.”

At its meeting held on October 31, 2014, the Board of Directors approved this amendment, subject to shareholder approval, and directed that this amendment be submitted to a vote of the Company’s shareholders at this Annual Meeting of Shareholders. The Board has determined that this amendment is in the best interests of the Company and its shareholders and recommends approval by the shareholders.

The term of each director is set forth below or until their successors are duly elected.

Material Differences Between Current and Proposed Classified Board Provisions

Under the proposed amendment to our classified board provisions of the Company’s Certificate, Class III directors may consist of up to three directors. Prior to the proposed amendment Class III directors only included the CEO. In addition, under the proposed amendment , no class shall have no more than one director than any other class and each class shall be approximately the same size, which is in alignment with NYSE MKT rules, where our common stock is traded. The terms of each of our directors will not change under the proposed amendment. The table below shows the term of each director under the current certificate and proposed amended certificate:

Director	Class	Term (from 2014 Annual Meeting)
Kaushik J. Dave	Class III	24 months
David Nicholson	Class I	36 months (if re-elected)
Sandesh Seth	Class II	12 months
Sergio Traversa	Class II	12 months
Richard I. Steinhart	Class I	36 months (if re- elected)

29

Purpose of Amendment

The Board believes that it is in the best interest of the Company to update classified board provisions of the Certificate.   The Board based this decision on the need ensure that there is a continuity of board member leadership considering the Company’s ambitious growth program.

If the Company’s shareholders approve the update to the staggered board provisions of our Certificate, the Board will have authority to file with the Secretary of State of Delaware an amendment to the Company’s Certificate to update Article TENTH(b). Upon approval and following such filing with the Secretary of State of the State of Delaware, the amendment will become effective on the date it is filed. The amendment proposed by the Company to the Article TENTH(b) of our Certificate is attached to this proxy statement as Appendix C.

Neither Delaware law, the Company’s Certificate, nor the Company’s by-laws provides for appraisal or other similar rights for dissenting shareholders in connection with this proposal. Accordingly, the Company’s shareholders will have no right to dissent and obtain payment for their shares.

The amendment proposed by the Company to the Article TENTH of our Certificate is attached to this proxy statement as Annex Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO UPDATE THE STAGGERED BOARD PROVISIONS.

30

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting. If, however, other matters properly come before the annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2013 Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2013 Form 10-K by writing to us at Actinium Pharmaceuticals, Inc., 546 Fifth Avenue, 14th Floor, New York NY 10036, Attention: Corporate Secretary, or from our website, www.actiniumpharma.com under the heading “Investor Relations” and the subheading “Company Financial Reports.”

HOUSEHOLDING OF PROXY MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family.  This practice, referred to as “householding,” benefits both you and us.  It reduces the volume of duplicate information received at your household and helps us to reduce our expenses.  The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice.  Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Financial Solutions, Inc., by calling their toll free number, 1-888-237-1900.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another holder of our Common Stock or Preferred Stock and together both of you would like to receive only a single Notice or, if applicable, set of our annual disclosure documents, follow these instructions:

●	If your shares are registered in your own name, please contact Broadridge Financial Solutions, Inc., and inform them of your request by calling them at 1-888-237-1900 or writing them at 51 Mercedes Way, Edgewood, New York 11717.

●	If a broker, bank or other nominee holds your shares, please contact the broker, bank or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the cost of producing and mailing these documents by:

●	following the instructions provided on your Notice or proxy card;

●	following the instructions provided when you submit a proxy to vote over the Internet; or

●	going to www.proxyvote.com and following the instructions provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON
December 22, 2014

This proxy statement and our 2013 form 10-K to stockholders are available for viewing, printing and downloading at www.proxyvote.com.  To view these materials, please have your 12-digit control number(s) available that appears on your Notice or proxy card.  On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2013 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors & Media” section of our website at www.actiniumpharma.com.  You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Actinium Pharmaceuticals, Inc., 546 5th Ave, 14th Floor, New York, NY 10036, attention: Secretary.  Exhibits will be provided upon written request and payment of an appropriate processing fee.

31

PROPOSALS OF STOCKHOLDERS

As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2014 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2015 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Actinium Pharmaceuticals, Inc.

Attention: Evan Smith, Vice President of Investor Relations and Finance

546 Fifth Avenue. 14th Floor

New York, NY 10036

Tel: (646) 840-5442

Fax: 732-459-9599

Under Rule 14a-8, to be timely, a stockholder’s notice for a proposal must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2015 annual meeting must be received by us at our principal executive office no later than August [__], 2015 in order to be eligible for inclusion in our 2015 proxy statement and proxy relating to that meeting. Stockholders wishing to submit proposals to be presented directly at our 2015 annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Actinium Pharmaceuticals, Inc., 546 Fifth Avenue, 14 th Floor, New York, NY 10036, (646) 459-4201. Please note that additional information can be obtained from our website at www.actiniumpharma.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov . You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

32

Appendix A

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF ACTINIUM PHARMACEUTICALS, INC.

1.	Name of corporation:

                Actinium Pharmaceuticals, Inc.

2.	The articles have been amended as follows (provide article numbers, if available): Article FOURTH

“FOURTH:  The amount of the total stock this Corporation is authorized to issue is 375,000,000 shares with a par value of $0.001 per share.

(a)           Common Stock.  The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 300,000,000 shares at a par value of $0.001 per share

(b)           Preferred Stock.  The aggregate number of shares of Preferred Stock which the corporation shall have authority to issue is 75,000,000 shares, par value $0.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

(c)           Preemptive rights.  No stockholder of the Corporation shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock of the Corporation.”

Article TENTH (b)

“Term.  The directors shall be divided into three classes, designated Class I, Class II, and Class III.  Class I shall consist of up to three directors, Class II Shall consist of up to three directors, and Class III shall consist of up to three directors.  Each such director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected.  Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal.  No class shall have no more than one director than any other class and each class shall be approximately the same size. For example, if there are seven (7) directors, Class I may have 2 directors, Class II may have 2 directors, and Class III may have three directors. In order to implement a staggered Board of directors, Class I shall serve a twelve (12) month term from the date of the 2013 annual shareholders meeting; Class II shall serve a twenty four (24) month term from the date of the 2013 annual shareholders meeting; and Class III shall serve a thirty-six (36) month term from the 2013 annual shareholders meeting.  Directors elected at each annual meeting commencing in 2014 shall be elected for a 3 year term as specified above.”

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___________ .

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Kaushik J. Dave, President and Chief Executive Officer

C-1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ACTINIUM PHARMACEUTICALS INC. 546 5TH AVENUE, 14TH FLOOR NEW YORK, NY 10036

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				☐	☐	☐
1.	Election of Directors
Nominees

01	David Nicholson	02	Richard Steinhart

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain

2.	To ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm							☐	☐	☐

3.	To approve an amendment to our Certificate of Incorporation to increase the number of shares the corporation is authorized to issue to 375,000,000 shares, of which 300,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of preferred stock, par value $0.001 per share, shall be authorized							☐	☐	☐

4.	To approve an amendment to our Certificate of Incorporation to update the classified board provisions of our charter							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

1. ACTINIUM PHARMACEUTICALS, INC.

This proxy is solicited by the

Board of Directors Annual

Meeting of Stockholders

December 22, 2014

The stockholder(s) hereby appoint(s) each of Sandesh Seth and Kaushik J. Dave with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Actinium Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Standard Time on December 22, 2014 at the Sheraton Mahwah Hotel, 1 International Boulevard, Mahwah, New Jersey 07495, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side